UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 28, 2021

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 29, 2021, Bel Fuse Inc. (the "Company") issued a press release regarding results for the three and nine months ended September 30, 2021. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 28, 2021, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating Committee of the Board, elected Jacqueline Brito to serve as a director of the Company.  Ms. Brito’s election to the Board is effective October 28, 2021.

Ms. Brito, 57, is the founder and CEO of HR Asset Partners, a leadership strategy firm offering advisory services focused on organizational culture, human capital planning, and executive and transformational leadership coaching.  Before launching HR Asset Partners during the pandemic, Ms. Brito built a successful career in leadership development, succession planning, and positive employee relations. Prior to launching HR Asset Partners, she served as the assistant dean of admission at Rollins College’s Crummer Graduate School of Business for nearly a decade. She provided executive, leadership, and transformational coaching for both graduate students, alumni, and employees. In that role, she was responsible for data-informed strategic planning and implementation of recruitment, admission, and marketing goals and worked closely with other senior leadership to achieve them.

Ms. Brito spent nearly 10 years with Orlando Sentinel Communications, advising and coaching managers and high-potential employees. She received a bachelor’s degree in Organizational Behavior and a Masters of Human Resource Management from Rollins College and continues to teach graduate-level business courses at her alma mater.

Ms. Brito was appointed to the class of directors whose terms expire at Company’s 2023 annual meeting of shareholders.  Accordingly, it is anticipated that Ms. Brito will stand for election for a one-year term at the Company’s 2022 annual meeting of shareholders.  Ms. Brito fills a newly created vacancy on the Board and increases the size of the Board to nine members.  Ms. Brito has not been appointed to any Board committees, and there are no current plans for her to serve on any of such committees.

For her Board service, Ms. Brito will be entitled to participate in the same compensation arrangements and receive the same fees as provided to the Company’s other non-employee directors as disclosed in the Company’s proxy statement.  Ms. Brito is also party to a consulting agreement with the Company, dated October 15, 2021, pursuant to which Ms. Brito has agreed to provide three months of consulting services to the Company in connection with associate engagement and retention and related matters in exchange for fees of approximately $89,000.

On October 28, 2021, the Company issued a press release announcing Ms. Brito’s appointment to the Board.  A copy of the press release is included with this Current Report on Form 8-K as Exhibit 99.2.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

As described in Items 2.02 and 5.02 of this Report, the following Exhibit 99.1 is furnished and Exhibit 99.2 is filed as part of this Current Report on Form 8-K:

99.1   Press Release of Bel Fuse Inc. dated October 29, 2021, related to the financial results of the Company for the three and nine months ended September 30, 2021.

99.2   Press Release of Bel Fuse Inc. dated October 28, 2021, related to the appointment of Jacqueline Brito as a director of the Company.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2021	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company, dated October 29, 2021, related to the financial results of the Company for the three and nine months ended September 30, 2021.

99.2	Press release issued by the Company, dated October 28, 2021, related to the appointment of Jacqueline Brito as a director of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).